UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2022

Crescent Energy Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41132	87-1133610
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 7200 Houston, Texas	77002
(Address of Principal Executive Office)	(Zip Code)

(713) 337-4600

Registrant’s Telephone Number, including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

As reported in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) by Crescent Energy Company (the “Company”) on April 5, 2022, as amended on a Form 8-K/A filed with the SEC on May 19, 2022, on March 30, 2022, the Company consummated the transactions contemplated by the Membership Interest Purchase Agreement (the “Purchase Agreement”) dated February 15, 2022, by and among Javelin VentureCo, LLC (the “Purchaser”), a subsidiary of the Company, Crescent Energy OpCo LLC, a Delaware limited liability company, and Verdun Oil Company II LLC, a Delaware limited liability company (the “Seller”), pursuant to which the Purchaser agreed to purchase from Seller all of the issued and outstanding membership interests of Javelin Uinta, LLC, a Texas limited liability company and wholly-owned subsidiary of the Seller that holds certain exploration and production assets located in the State of Utah (such transactions contemplated by the Purchase Agreement, collectively, the “Uinta Acquisition”).

This Current Report on Form 8-K provides a pro forma statement of operations of the Company, as described in Item 9.01 below and which is incorporated into this Item 2.02 by reference, giving effect to the Uinta Acquisition as if it has been consummated on January 1, 2021. This Current Report on Form 8-K should be read in connection with the Company’s April 5 and May 19 filings referenced above, which together provide a more complete description of the Uinta Acquisition.

In addition, to the extent required, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 2.02 by reference.

The information contained in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01	Other Events.

Pro Forma Financial Statements

This Current Report on Form 8-K provides a pro forma statement of operations, as described in Item 9.01 below, which is incorporated into this Item 8.01 by reference.

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Registration Statement Disclosures

On or about the date of this Current Report on Form 8-K, the Company intends to file Amendment No. 4 to its Registration Statement on Form S-1 (“Amendment No. 4”) relating to the proposed offering by the Company and a selling stockholder of shares of Class A common stock, par value $0.0001 per share. In connection with the filing of Amendment No. 4, the Company is providing certain additional disclosures to potential investors, the relevant excerpts of which are set forth below. Capitalized terms used but not defined herein shall have the meaning assigned thereto in Amendment No. 4.

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The Inflation Reduction Act of 2022 could accelerate the transition to a low carbon economy and will impose new costs on our operations.

On August 16, 2022, President Biden signed the Inflation Reduction Act of 2022 (“IRA 2022”) into law pursuant to the budget reconciliation process. The IRA 2022 contains hundreds of billions of dollars in incentives for the development of renewable energy, clean hydrogen, clean fuels, electric vehicles and supporting infrastructure and carbon capture and sequestration, amongst other provisions. These incentives could further accelerate the transition of the U.S. economy away from the use of fossil fuels towards lower- or zero-carbon emissions alternatives, which could decrease demand for the oil and gas we produce and consequently materially and adversely affect our business and results of operations. In addition, the IRA 2022 imposes the first ever federal fee on the emission of greenhouse gases (“GHGs”) through a methane emissions charge. The IRA 2022 amends the federal Clean Air Act to impose a fee on the emission of methane from sources required to report their GHG emissions to the U.S. Environmental Protection Agency (“EPA”), including those sources in the onshore petroleum and natural gas production and gathering and boosting source categories. The methane emissions charge will start in calendar year 2024 at $900 per ton of methane, increase to $1,200 in 2025, and be set at $1,500 for 2026 and each year thereafter. Calculation of the fee is based on certain thresholds established in the IRA 2022. The methane emissions charge could increase our operating costs and adversely affect our business and results of operations.

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Summary Reserve Data based on NYMEX Pricing

The following table provides historical reserves, PV-0 and PV-10 as of December 31, 2021 for Crescent Energy Company and the reserves acquired in the Uinta Acquisition using average annual NYMEX forward-month contract pricing in effect as of June 30, 2022 (“NYMEX Pricing”). We have included this reserve sensitivity in order to provide an additional method of presentation of the fair value of our assets and the cash flows that we expect to generate from those assets based on the market’s forward-looking pricing expectations as of June 30, 2022. The historical 12-month pricing average in our 2021 disclosures under the heading “Summary Reserve Data based on SEC Pricing” does not reflect the oil and natural gas futures. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on SEC Pricing. In addition, we believe strip pricing provides relevant and useful information because it is widely used by investors in our industry as a basis for comparing the relative size and value of our proved reserves to our peers and in particular addresses the impact of differentials compared with our peers. Our estimated historical reserves, PV-0 and PV-10 based on NYMEX Pricing, were otherwise prepared on the same basis as our estimations based on SEC Pricing reserves for the comparable period. Reserve estimates using NYMEX Pricing are calculated using the internal systems of the management of the Company and have not been prepared or audited by an independent, third-party reserve engineer, but otherwise contain the same parameters, except for price and minor system differences.

	Crescent Energy Company	Uinta Acquisition
	As of December 31, 2021(1)
Net Proved Reserves:
Oil (MBbls)	209,908	43,142
Natural gas (MMcf)	1,534,371	141,098
NGLs (MBbls) (3)	78,615	—
Total Proved Reserves (MBoe)	544,252	66,659
PV-0 (millions) (2)	$12,183	$2,110
PV-10 (millions) (2)	$7,091	$1,551
Net Proved Developed Reserves:
Oil (MBbls)	157,868	25,062
Natural gas (MMcf) (3)	1,468,815	93,735
NGLs (MBbls) (3)	68,499	—
Total Proved Developed Reserves (MBoe)	471,169	40,685
PV-0 (millions) (2)	$9,930	$1,362

	Crescent Energy Company	Uinta Acquisition
	As of December 31, 2021(1)
PV-10 (millions) (2)	$5,939	$1,091
Net Proved Undeveloped Reserves:
Oil (MBbls)	52,040	18,080
Natural gas (MMcf)	65,556	47,363
NGLs (MBbls) (3)	10,116	—
Total Proved Undeveloped Reserves (MBoe)	73,083	25,974
PV-0 (millions) (2)	$2,253	$748
PV-10 (millions) (2)	$1,152	$460

(1)

The NYMEX reserves, PV-0 and PV-10 of Crescent Energy Company and the Uinta Acquisition were determined using index prices for oil and natural gas, respectively, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees, and market differentials. The NYMEX reserves calculations are based on NYMEX futures pricing at closing on June 30, 2022 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $70.17 per barrel of oil, $4.45 per Mcf of natural gas and $29.40 per barrel of NGLs as of December 31, 2021. We believe that the use of forward prices provides investor with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC Pricing. See “Item 1A. Risk Factors—Risks related to the oil and natural gas industry and our operations—Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves” in our Annual Report on Form 10-K for the year ended December 31, 2021.

(2)

Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. Neither PV-0 nor PV-10 represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 of discounted future net cash flows. We believe that the presentation of PV-0 and PV-10 is relevant and useful to our investors about the future net cash flows of our reserves in the absence of a comparable measure such as standardized measure. We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that neither of PV-0 and PV-10 represent an estimate of the fair market value of our proved reserves. GAAP does not prescribe any corresponding measure for PV-10 of reserves based on pricing other than SEC Pricing. As a result, it is not practicable for us to reconcile our PV-10 using NYMEX Pricing to standardized measure as determined in accordance with GAAP.

(3)

Natural gas reserves acquired in the Uinta Acquisition are shown in “wet” MMcf, which includes NGLs. Crescent Energy Company uses three-stream reserve information, with NGL reserves reported separately. As a result, reserve estimates of Crescent Energy Company are not comparable to reserve estimates for the Uinta Acquisition.

* * * * *

On a pro forma basis for the Transactions, our capital expenditures, excluding acquisitions, incurred during the year ended December 31, 2021 and the six months ended June 30, 2022 totaled approximately $231.6 million and $278.9 million, respectively.

* * * * *

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The following unaudited pro forma condensed combined financial information of the Company, giving effect to the Uinta Acquisition, attached as Exhibit 99.1 hereto:

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2022; and

•	Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(d)	Exhibits.

Exhibit	Description

99.1*	Unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 19, 2022

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel